NEWS RELEASE

For Immediate Release
July 22, 2025

For Further Information Contact:
David L. Bumgarner, Executive Vice President and Chief Financial Officer
(304) 769-1169

City Holding Company Announces Record Quarterly Results

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $6.6 billion bank holding company headquartered in Charleston, West Virginia, today announced record quarterly net income of $33.4 million and diluted earnings of $2.29 per share for the quarter ended June 30, 2025. In the second quarter of 2025, the Company achieved a return on assets of 2.03% and a return on tangible equity of 22.7%.

Net Interest Income

The Company’s net interest income increased approximately $3.1 million, or 5.6%, from $55.8 million during the first quarter of 2025 to $58.9 million during the second quarter of 2025. The Company’s tax equivalent net interest income increased $3.1 million, or 5.5%, from $56.0 million for the first quarter of 2025 to $59.1 million for the second quarter of 2025. Due to an increase in the yield on loans of 18 basis points, net interest income increased $1.5 million as adjustable rate loans reprice upwards and new loans were added at higher yields. Additionally, net interest income increased by $1.0 million due to an increase in the average balance of investments ($91.7 million), by $0.7 million due to a decrease of three basis points in the cost of interest bearing liabilities, and by $0.4 million due to an increase in the yield of 15 basis points on investments. These increases were partially offset by an increase in the average balance of interest bearing liabilities ($63.2 million) which lowered net interest income by $0.4 million. The Company’s reported net interest margin increased from 3.84% for the first quarter of 2025 to 3.95% for the second quarter of 2025.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned decreased from 0.38%, or $16.5 million, at March 31, 2025, to 0.33%, or $14.2 million, at June 30, 2025. Total past due loans increased from $7.5 million, or 0.18% of total loans outstanding, at March 31, 2025, to $8.0 million, or 0.18% of total loans outstanding, at June 30, 2025.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for credit losses (“ACL”), the Company recorded a recovery of credit losses of $2.0 million in the second quarter of 2025, compared to a provision for credit losses of $0.5 million for the comparable period in 2024 and no provision for credit losses for the first quarter of 2025. The recovery of credit losses in the second quarter was primarily due to an upgrade of a specific credit that was downgraded in the third quarter of 2023, but has since seen improved financial performance. This upgrade released $1.4 million of ACL reserves. Additionally, $0.3 million of reserves were reversed due to payoffs on purchase credit deteriorated loans during the quarter ended June 30, 2025. From January 1, 2023 through June 30, 2025, the Company had cumulative net charge-offs of $3.1 million.

Non-interest Income

Non-interest income was $19.2 million during the quarter ended June 30, 2025, as compared to $18.9 million during the quarter ended June 30, 2024. During the second quarter of 2025, the Company reported $0.2 million of realized investment gains and $0.3 million of unrealized fair value losses on the Company’s equity securities as compared to $0.4 million of unrealized fair value gains on the Company’s equity securities during the second quarter of 2024.

Exclusive of these items, non-interest income increased $0.8 million, or 4.3%, from $18.6 million for the second quarter of 2024 to $19.4 million for the second quarter of 2025. This increase was attributable to an increase of $0.3 million in service fees, an increase of $0.3 million in wealth and investment management fee income, and an increase of $0.2 million in bank owned life insurance. As compared to the six months ended June 30, 2024, service fee income increased $0.4 million and bankcard revenues were flat for the six months ended June 30, 2025.

Non-interest Expenses

Non-interest expenses increased $2.2 million, or 6.1%, from $36.8 million in the second quarter of 2024 to $39.0 million in the second quarter of 2025. This increase was largely due to an increase of $1.2 million in salaries and employee benefits due to increased health insurance costs and salary adjustments. In addition, equipment and software related expenses increased $0.4 million, other tax-related matters increased $0.3 million, and repossessed asset losses increased $0.3 million.

Balance Sheet Trends

Loans increased $53.4 million (1.3%) from March 31, 2025 to $4.34 billion at June 30, 2025. Residential real estate loans increased $42.6 million (2.3%), commercial real estate loans increased $19.9 million (1.1%), and home equity loans increased $4.7 million (2.3%). These increases were partially offset by a decrease in commercial and industrial loans of $13.9 million.

Period-end deposit balances decreased $9.6 million from March 31, 2025 to June 30, 2025. Total average depository balances increased $64.3 million, or 1.2%, from the quarter ended March 31, 2025 to the quarter ended June 30, 2025. Average noninterest bearing deposits increased $27.1 million, average time deposits increased $18.6 million, average savings deposits increased $10.7 million, and average interest-bearing demand deposits increased $7.8 million.

Income Tax Expense

The Company’s effective income tax rate for the second quarter of 2025 was 18.9%, compared to 19.0% for the year ended December 31, 2024 and 19.7% for the quarter ended June 30, 2024.

Capitalization and Liquidity

The Company’s gross loan to deposit ratio was 82.7%, and its gross loan to asset ratio was 65.8% at June 30, 2025. The Company maintained investment securities totaling 24.1% of assets as of the same date. The Company’s deposit mix is weighted heavily toward checking and saving accounts, which fund 60.0% of assets at June 30, 2025. Time deposits funded 19.5% of assets at June 30, 2025, with only 14.9% of time deposits having balances of more than $250,000, reflecting the core retail orientation of the Company.

City Holding Company is the parent company of City National Bank of West Virginia (“City National”). City National has borrowing facilities with the Federal Reserve Bank and the Federal Home Loan Bank that can be accessed as necessary to fund operations and to provide contingency funding. These borrowing facilities are collateralized by various loans held on City National’s balance sheet. As of June 30, 2025, City National had the capacity to borrow an additional $1.6 billion from these existing borrowing facilities. In addition, approximately $669 million of City National’s investment securities were pledged to collateralize customer repurchase agreements and various deposit accounts, leaving approximately $924 million of City National’s investment securities unpledged at June 30, 2025.

The Company continues to be strongly capitalized with tangible equity of $605 million at June 30, 2025. The Company’s tangible equity ratio increased from 9.1% at December 31, 2024 to 9.4% at June 30, 2025. At June 30, 2025, City National’s Leverage Ratio was 9.6%, its Common Equity Tier I ratio was 15.1%, its Tier I Capital ratio was 15.1%, and its Total Risk-Based Capital ratio was 15.6%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On May 28, 2025, the Board of Directors of the Company approved a quarterly cash dividend of $0.79 per share payable July 31, 2025 to shareholders of record as of July 15, 2025. During the quarter ended June 30, 2025, the Company repurchased 175,000 common shares at a weighted average price of $111.09 per share as part of a one million share repurchase plan authorized by the Board of Directors in January 2024. As of June 30, 2025, the Company could repurchase 566,000 additional shares under the current program. At June 30, 2025, City Holding Company had significant resources available to repurchase shares with a cash balance of $66 million and dividends available from City National of $65 million through the six months ended June 30, 2025. The parent company’s annual expenditures are approximately $45 million (based on the Company’s operating expenses, contractual obligations and current quarterly dividend of $0.79 per share).

City National operates 96 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for credit losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (3) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (4) changes in the interest rate environment; (5) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (6) changes in technology and increased competition, including competition from non-bank financial institutions; (7) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (8) difficulty growing loan and deposit balances; (9) our ability to effectively execute our business plan, including with respect to future acquisitions; (10) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries, including changes in deposit insurance premiums; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (12) regulatory enforcement actions and adverse legal actions; (13) difficulty attracting and retaining key employees; and (14) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its June 30, 2025 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary June 30, 2025 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024

Earnings
Net Interest Income (fully taxable equivalent)	$59,116	$56,007	$55,790	$55,823	$54,847	$115,121	$109,495
Net Income available to common shareholders	33,387	30,342	28,654	29,809	29,115	63,729	58,638

Per Share Data
Earnings per share available to common shareholders:
Basic	$2.29	$2.06	$1.94	$2.02	$1.96	$4.35	$3.95
Diluted	2.29	2.06	1.94	2.02	1.96	4.35	3.94
Weighted average number of shares (in thousands):
Basic	14,466	14,616	14,634	14,633	14,695	14,541	14,721
Diluted	14,471	14,631	14,655	14,654	14,710	14,551	14,740
Period-end number of shares (in thousands)	14,495	14,650	14,705	14,702	14,701	14,495	14,701
Cash dividends declared	$0.79	$0.79	$0.79	$0.79	$0.72	$1.58	$1.43
Book value per share (period-end)	52.72	51.63	49.69	50.42	46.71	52.72	46.71
Tangible book value per share (period-end)	41.76	40.74	38.80	39.49	35.75	41.76	35.75
Market data:
High closing price	$123.42	$120.39	$134.35	$123.29	$106.43	$123.42	$111.40
Low closing price	108.93	114.48	113.37	104.53	98.35	108.93	98.35
Period-end closing price	122.42	117.47	118.48	117.39	106.25	122.42	106.25
Average daily volume (in thousands)	76	63	53	56	57	69	60
Treasury share activity:

Treasury shares repurchased (in thousands)	175	81	—	—	142	255	179
Average treasury share repurchase price	$111.09	$117.42	$—	$—	$100.24	$113.09	$100.24

Key Ratios (percent)
Return on average assets	2.03%	1.89%	1.75%	1.87%	1.85%	1.96%	1.89%
Return on average tangible equity	22.7%	20.7%	19.4%	20.9%	22.2%	21.7%	22.4%
Yield on interest earning assets	5.38%	5.32%	5.31%	5.43%	5.38%	5.35%	5.36%
Cost of interest bearing liabilities	1.95%	2.02%	2.14%	2.13%	2.06%	1.99%	1.98%
Net Interest Margin	3.95%	3.84%	3.75%	3.87%	3.87%	3.90%	3.91%
Non-interest income as a percent of total revenue	24.7%	25.1%	25.8%	26.5%	25.3%	24.8%	25.3%
Efficiency Ratio	49.0%	49.6%	48.4%	48.8%	49.3%	49.3%	48.9%
Price/Earnings Ratio (a)	13.38	14.26	15.27	14.54	13.53	14.09	13.46

Capital (period-end)
Average Shareholders' Equity to Average Assets	11.37%	11.56%	11.46%	11.45%	10.90%
Tangible equity to tangible assets	9.40%	9.23%	9.06%	9.26%	8.50%
Consolidated City Holding Company risk based capital ratios (b):
CET I	16.78%	16.84%	16.51%	16.64%	16.10%
Tier I	16.78%	16.84%	16.51%	16.64%	16.10%
Total	17.26%	17.36%	17.02%	17.17%	16.64%
Leverage	10.70%	10.76%	10.62%	10.59%	10.30%
City National Bank risk based capital ratios (b):
CET I	15.10%	14.38%	13.55%	16.00%	15.17%
Tier I	15.10%	14.38%	13.55%	16.00%	15.17%
Total	15.58%	14.90%	14.05%	16.52%	15.72%
Leverage	9.63%	9.19%	8.72%	10.17%	9.68%

Other (period-end)
Branches	96	97	97	97	97
FTE	934	942	941	940	948

Assets per FTE (in thousands)	$7,064	$7,028	$6,864	$6,845	$6,689
Deposits per FTE (in thousands)	5,619	5,580	5,467	5,428	5,345

(a) The price/earnings ratio is computed based on annualized quarterly earnings.
(b) June 30, 2025 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024
Interest Income
Interest and fees on loans	$62,588	$60,917	$61,701	$61,407	$59,285	$123,505	$118,413
Interest on investment securities:
Taxable	15,347	13,945	13,742	14,403	13,947	29,292	25,987
Tax-exempt	712	724	789	824	838	1,436	1,668
Interest on deposits in depository institutions	1,644	1,802	2,588	1,417	1,920	3,446	3,490
Total Interest Income	80,291	77,388	78,820	78,051	75,990	157,679	149,558

Interest Expense
Interest on deposits	16,492	16,852	17,463	17,072	15,897	33,344	29,994
Interest on customer repurchase agreements	3,307	3,169	4,191	3,788	3,900	6,476	7,521
Interest on FHLB long-term advances	1,568	1,552	1,586	1,586	1,568	3,120	2,991
Total Interest Expense	21,367	21,573	23,240	22,446	21,365	42,940	40,506
Net Interest Income	58,924	55,815	55,580	55,605	54,625	114,739	109,052
(Recovery of) Provision for credit losses	(2,000)	—	300	1,200	500	(2,000)	320
Net Interest Income After (Recovery of) Provision for Credit Losses	60,924	55,815	55,280	54,405	54,125	116,739	108,732

Non-Interest Income
Net gains (losses) on sale of investment securities	150	—	(2,812)	(12)	—	150	(1)
Unrealized (losses) gains recognized on securities still held	(263)	(5)	(390)	353	364	(268)	212
Service charges	7,264	7,151	7,679	7,531	6,980	14,415	14,015
Bankcard revenue	7,233	6,807	7,109	7,346	7,245	14,040	14,045
Wealth and investment management fee income	3,016	2,902	2,947	2,923	2,762	5,918	5,385
Bank owned life insurance	942	1,153	855	1,435	775	2,095	1,702
Other income	894	729	739	772	785	1,623	1,501
Total Non-Interest Income	19,236	18,737	16,127	20,348	18,911	37,973	36,859

Non-Interest Expense
Salaries and employee benefits	19,995	19,194	19,489	19,245	18,751	39,189	37,629
Occupancy related expense	2,316	2,582	2,308	2,387	2,468	4,898	4,921
Equipment and software related expense	3,554	3,470	3,683	3,431	3,130	7,024	6,059
Bankcard expenses	2,203	2,215	1,909	2,271	2,290	4,418	4,329
Other tax-related matters	2,327	2,262	1,873	1,756	2,029	4,589	4,048
Advertising	964	873	901	1,081	972	1,837	1,839
FDIC insurance expense	756	776	729	734	718	1,532	1,429
Legal and professional fees	651	582	629	500	551	1,233	1,033

Repossessed asset losses (gains), net of expenses	292	(66)	(10)	21	6	226	235
Other expenses	5,941	5,747	5,414	6,212	5,857	11,688	11,150
Total Non-Interest Expense	38,999	37,635	36,925	37,638	36,772	76,634	72,672
Income Before Income Taxes	41,161	36,917	34,482	37,115	36,264	78,078	72,919
Income tax expense	7,774	6,575	5,828	7,306	7,149	14,349	14,281
Net Income Available to Common Shareholders	$33,387	$30,342	$28,654	$29,809	$29,115	$63,729	$58,638

Distributed earnings allocated to common shareholders	$11,346	$11,483	$11,511	$11,506	$10,418	$22,691	$20,835
Undistributed earnings allocated to common shareholders	21,735	18,624	16,881	18,025	18,439	40,497	37,284
Net earnings allocated to common shareholders	$33,081	$30,107	$28,392	$29,531	$28,857	$63,188	$58,119

Average common shares outstanding	14,466	14,616	14,634	14,633	14,695	14,541	14,721
Shares for diluted earnings per share	14,471	14,631	14,655	14,654	14,710	14,551	14,740

Basic earnings per common share	$2.29	$2.06	$1.94	$2.02	$1.96	$4.35	$3.95
Diluted earnings per common share	$2.29	$2.06	$1.94	$2.02	$1.96	$4.35	$3.94

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
Assets
Cash and due from banks	$145,876	$135,029	$117,580	$161,333	$141,168
Interest-bearing deposits in depository institutions	26,248	249,676	107,809	132,616	76,818
Cash and cash equivalents	172,124	384,705	225,389	293,949	217,986

Investment securities available-for-sale, at fair value	1,562,423	1,416,808	1,421,306	1,462,795	1,456,685
Other securities	29,768	29,809	29,803	30,859	31,237
Total investment securities	1,592,191	1,446,617	1,451,109	1,493,654	1,487,922

Gross loans	4,339,196	4,285,824	4,274,776	4,157,830	4,112,873
Allowance for credit losses	(19,724)	(21,669)	(21,922)	(21,832)	(22,688)
Net loans	4,319,472	4,264,155	4,252,854	4,135,998	4,090,185

Bank owned life insurance	122,587	121,738	120,887	120,061	119,650
Premises and equipment, net	69,038	69,696	70,539	70,651	71,041
Accrued interest receivable	21,654	21,603	20,650	21,785	21,826
Net deferred tax assets	33,994	35,184	41,704	33,497	43,602
Intangible assets	158,957	159,501	160,044	160,640	161,236
Other assets	108,120	119,757	116,283	104,079	127,947
Total Assets	$6,598,137	$6,622,956	$6,459,459	$6,434,314	$6,341,395

Liabilities
Deposits:
Noninterest-bearing	$1,383,247	$1,365,870	$1,344,449	$1,339,538	$1,354,660
Interest-bearing:
Demand deposits	1,333,858	1,355,806	1,335,220	1,351,239	1,333,169
Savings deposits	1,244,179	1,260,903	1,215,358	1,208,828	1,233,834
Time deposits	1,287,536	1,275,890	1,249,123	1,203,046	1,145,617
Total deposits	5,248,820	5,258,469	5,144,150	5,102,651	5,067,280

Customer repurchase agreements	339,834	347,729	325,655	339,153	322,668
FHLB long-term advances	150,000	150,000	150,000	150,000	150,000
Other liabilities	95,268	110,422	108,990	101,211	114,707
Total Liabilities	$5,833,922	$5,866,620	$5,728,795	$5,693,015	$5,654,655

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	172,853	174,300	176,506	175,602	174,834
Retained earnings	893,422	871,406	852,757	835,778	817,549
Treasury stock	(254,181)	(237,038)	(230,499)	(230,836)	(230,944)
Accumulated other comprehensive loss:
Unrealized loss on securities available-for-sale	(94,056)	(98,509)	(114,277)	(84,283)	(119,737)
Underfunded pension liability	(1,442)	(1,442)	(1,442)	(2,581)	(2,581)
Total Accumulated Other Comprehensive Loss	(95,498)	(99,951)	(115,719)	(86,864)	(122,318)
Total Stockholders' Equity	764,215	756,336	730,664	741,299	686,740
Total Liabilities and Stockholders' Equity	$6,598,137	$6,622,956	$6,459,459	$6,434,314	$6,341,395

Regulatory Capital
Total CET 1 capital	$702,729	$698,721	$688,707	$669,862	$650,108
Total tier 1 capital	702,729	698,721	688,707	669,862	650,108
Total risk-based capital	722,477	720,400	709,820	690,857	671,959
Total risk-weighted assets	4,186,844	4,150,062	4,171,271	4,024,686	4,037,614

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024

Commercial and industrial	$409,317	$423,265	$419,838	$424,414	$408,312

1-4 Family	199,400	195,641	197,258	194,670	195,992
Hotels	380,496	372,758	389,660	383,232	370,954
Multi-family	221,970	215,546	240,943	193,875	190,390
Non Residential Non-Owner Occupied	740,104	742,323	707,265	665,210	668,330
Non Residential Owner Occupied	236,935	232,732	233,497	236,826	235,993
Commercial real estate (1)	1,778,905	1,759,000	1,768,623	1,673,813	1,661,659

Residential real estate (2)	1,884,449	1,841,851	1,823,610	1,806,578	1,797,260
Home equity	207,906	203,253	199,192	190,149	179,607
Consumer	52,795	54,670	57,816	58,710	62,352
DDA overdrafts	5,824	3,785	5,697	4,166	3,683
Gross Loans	$4,339,196	$4,285,824	$4,274,776	$4,157,830	$4,112,873

Construction loans included in:
(1) - Commercial real estate loans	$28,781	$25,683	$24,681	$2,736	$2,233
(2) - Residential real estate loans	6,416	5,276	7,547	7,604	9,766

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024
Allowance for Loan Losses
Balance at beginning of period	$21,669	$21,922	$21,832	$22,688	$22,310	$21,922	$22,745

Charge-offs:
Commercial and industrial	—	(30)	(99)	(206)	(61)	(30)	(367)
Commercial real estate	—	(220)	—	(1,909)	(40)	(220)	(71)
Residential real estate	(49)	—	(75)	(43)	(286)	(49)	(305)
Home equity	(97)	(1)	(23)	(57)	(121)	(98)	(148)
Consumer	(36)	(129)	(23)	(24)	(20)	(165)	(135)
DDA overdrafts	(327)	(379)	(405)	(436)	(373)	(706)	(729)
Total charge-offs	(509)	(759)	(625)	(2,675)	(901)	(1,268)	(1,755)

Recoveries:
Commercial and industrial	15	37	1	24	38	52	63
Commercial real estate	51	30	12	193	165	81	176
Residential real estate	49	1	3	27	179	50	228
Home equity	96	4	17	13	38	100	47
Consumer	25	9	15	25	24	34	122
DDA overdrafts	328	425	367	337	335	753	742
Total recoveries	564	506	415	619	779	1,070	1,378

Net recoveries (charge-offs)	55	(253)	(210)	(2,056)	(122)	(198)	(377)
(Recovery of) Provision for credit losses	(2,000)	—	300	1,200	500	(2,000)	320
Balance at end of period	$19,724	$21,669	$21,922	$21,832	$22,688	$19,724	$22,688

Loans outstanding	$4,339,196	$4,285,824	$4,274,776	$4,157,830	$4,112,873
Allowance as a percent of loans outstanding	0.45%	0.51%	0.51%	0.53%	0.55%
Allowance as a percent of non-performing loans	140.3%	135.5%	154.3%	141.1%	236.8%

Average loans outstanding	$4,310,222	$4,292,794	$4,215,962	$4,133,520	$4,092,464	$4,301,556	$4,092,497
Net (recoveries) charge-offs (annualized) as a percent of average loans outstanding	(0.01)%	0.02%	0.02%	0.20%	0.01%	0.01%	0.02%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
Nonaccrual Loans
Residential real estate	$3,602	$3,226	$2,823	$2,596	$3,214
Home equity	283	269	212	109	63
Commercial and industrial	600	2,781	3,161	3,631	3,135
Commercial real estate	9,515	9,692	7,833	9,031	3,118
Consumer	—	—	—	—	—
Total nonaccrual loans	14,000	15,968	14,029	15,367	9,530
Accruing loans past due 90 days or more	63	26	182	102	50
Total non-performing loans	14,063	15,994	14,211	15,469	9,580
Other real estate owned	185	457	754	729	629
Total Non-Performing Assets	$14,248	$16,451	$14,965	$16,198	$10,209

Non-performing assets as a percent of loans and other real estate owned	0.33%	0.38%	0.35%	0.39%	0.25%

Past Due Loans
Residential real estate	$6,497	$5,936	$7,012	$8,205	$7,991
Home equity	788	892	902	1,571	819
Commercial and industrial	—	4	—	57	1,087
Commercial real estate	202	476	240	992	565
Consumer	163	9	273	161	97
DDA overdrafts	336	214	391	333	327
Total Past Due Loans	$7,986	$7,531	$8,818	$11,319	$10,886

Total past due loans as a percent of loans outstanding	0.18%	0.18%	0.21%	0.27%	0.26%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$2,068,082	$27,015	5.24%	$2,035,999	$26,122	5.20%	$1,969,769	$24,763	5.06%
Commercial, financial, and agriculture (2)	2,184,357	34,640	6.36%	2,195,307	33,876	6.26%	2,055,263	33,524	6.56%
Installment loans to individuals (2), (3)	57,783	935	6.49%	61,488	919	6.06%	67,432	998	5.95%
Total loans	4,310,222	62,590	5.82%	4,292,794	60,917	5.76%	4,092,464	59,285	5.83%
Securities:
Taxable	1,416,770	15,347	4.34%	1,318,675	13,945	4.29%	1,302,197	13,947	4.31%
Tax-exempt (4)	128,165	902	2.82%	134,567	916	2.76%	158,894	1,060	2.68%
Total securities	1,544,935	16,249	4.22%	1,453,242	14,861	4.15%	1,461,091	15,007	4.13%
Deposits in depository institutions	147,662	1,644	4.47%	164,069	1,802	4.45%	139,852	1,920	5.52%
Total interest-earning assets	6,002,819	80,483	5.38%	5,910,105	77,580	5.32%	5,693,407	76,212	5.38%
Cash and due from banks	94,199			98,843			103,004
Premises and equipment, net	69,523			70,296			71,491
Goodwill and intangible assets	159,164			159,714			161,607
Other assets	291,943			298,473			316,440
Less: Allowance for loan losses	(22,127)			(22,285)			(22,694)
Total Assets	$6,595,521			$6,515,146			$6,323,255

Liabilities:
Interest-bearing demand deposits	$1,343,532	$3,332	0.99%	$1,335,691	$3,297	1.00%	$1,320,402	$3,845	1.17%
Savings deposits	1,247,766	2,302	0.74%	1,237,116	2,271	0.74%	1,248,330	2,232	0.72%
Time deposits (2)	1,283,806	10,858	3.39%	1,265,163	11,284	3.62%	1,125,036	9,820	3.51%
Customer repurchase agreements	359,626	3,307	3.69%	333,562	3,169	3.85%	336,434	3,900	4.66%
FHLB long-term advances	150,000	1,568	4.19%	150,000	1,552	4.20%	150,000	1,568	4.20%
Total interest-bearing liabilities	4,384,730	21,367	1.95%	4,321,532	21,573	2.02%	4,180,202	21,365	2.06%
Noninterest-bearing demand deposits	1,363,481			1,336,365			1,341,642
Other liabilities	97,480			104,301			112,301
Stockholders' equity	749,830			752,948			689,110
Total Liabilities and Stockholders' Equity	$6,595,521			$6,515,146			$6,323,255
Net Interest Income		$59,116			$56,007			$54,847
Net Yield on Earning Assets			3.95%			3.84%			3.87%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:
Loan fees, net		$6			$201			$60

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$57	$22	$72
Commercial, financial, and agriculture	676	530	$683
Installment loans to individuals	—	4	$6
Time deposits	3	7	$21
Total	$736	$563	$782

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Six Months Ended
	June 30, 2025			June 30, 2024
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$2,051,918	$53,137	5.22%	$1,962,337	$48,912	5.01%
Commercial, financial, and agriculture (2)	2,189,980	68,516	6.31%	2,062,016	67,504	6.58%
Installment loans to individuals (2), (3)	59,658	1,853	6.26%	68,144	1,997	5.89%
Total loans	4,301,556	123,506	5.79%	4,092,497	118,413	5.82%
Securities:
Taxable	1,367,994	29,292	4.32%	1,251,253	25,987	4.18%
Tax-exempt (4)	131,348	1,817	2.79%	159,871	2,111	2.66%
Total securities	1,499,342	31,109	4.18%	1,411,124	28,098	4.00%
Deposits in depository institutions	155,820	3,446	4.46%	127,902	3,490	5.49%
Total interest-earning assets	5,956,718	158,061	5.35%	5,631,523	150,001	5.36%
Cash and due from banks	96,508			100,985
Premises and equipment, net	69,907			71,723
Goodwill and intangible assets	159,438			161,932
Other assets	295,190			311,358
Less: Allowance for loan losses	(22,206)			(22,918)
Total Assets	$6,555,555			$6,254,603

Liabilities:
Interest-bearing demand deposits	$1,339,633	$6,629	1.00%	$1,302,135	$7,284	1.12%
Savings deposits	1,242,470	4,573	0.74%	1,251,292	4,505	0.72%
Time deposits (2)	1,274,536	22,142	3.50%	1,099,059	18,205	3.33%
Customer repurchase agreements	346,666	6,476	3.77%	325,028	7,521	4.65%
FHLB long-term advances	150,000	3,120	4.19%	143,407	2,991	4.19%
Total interest-bearing liabilities	4,353,305	42,940	1.99%	4,120,921	40,506	1.98%
Noninterest-bearing demand deposits	1,349,998			1,332,091
Other liabilities	100,872			113,945
Stockholders' equity	751,380			687,646
Total Liabilities and Stockholders' Equity	$6,555,555			$6,254,603
Net Interest Income		$115,121			$109,495
Net Yield on Earning Assets			3.90%			3.91%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net		$207			$193

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:

Residential real estate	$79	$118
Commercial, financial, and agriculture	1,206	1,747
Installment loans to individuals	4	12
Time deposits	10	84
	$1,299	$1,961

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024
Net Interest Income/Margin
Net interest income ("GAAP")	$58,924	$55,815	$55,580	$55,605	$54,625	$114,739	$109,052
Taxable equivalent adjustment	192	192	210	218	222	382	443
Net interest income, fully taxable equivalent	$59,116	$56,007	$55,790	$55,823	$54,847	$115,121	$109,495

Tangible Equity Ratio (period-end)
Equity to assets ("GAAP")	11.58%	11.41%	11.31%	11.52%	10.83%
Effect of goodwill and other intangibles, net	(2.18)	(2.18)	(2.25)	(2.26)	(2.33)
Tangible common equity to tangible assets	9.40%	9.23%	9.06%	9.26%	8.50%

Commercial Loan Information (period-end)

Commercial Sector	Total	% of Total Loans	Average DSC	Average LTV

Natural Gas Extraction	$38,034	0.88%	2.86	NA
Natural Gas Distribution	3,022	0.07	2.55	NA
Masonry Contractors	26,841	0.62	1.01	100%
Sheet Metal Work Manufacturing	25,095	0.58	1.40	68%
Beer & Ale Merchant Wholesalers	25,769	0.60	1.53	NA
Gasoline Stations with Convenience Stores	35,248	0.82	5.07	65%
Lessors of Residential Buildings & Dwellings	480,270	11.11	1.64	67%
1-4 Family	186,532	4.32	2.96	71%
Multi-Family	200,388	4.64	1.80	68%
Lessors of Nonresidential Buildings	619,128	14.33	1.42	65%
Office Buildings	172,851	4.00	1.65	62%
Lessors of Mini-Warehouses & Self-Storage Units	55,236	1.28	1.23	60%
Assisted Living Facilities	26,080	0.60	1.46	52%
Hotels & Motels	380,882	8.81	1.77	67%

	Average Balance	Median Balance
Commercial Loans	$479	$98
Commercial Real Estate Loans	550	127

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Estimated Uninsured Deposits by Deposit Type
	June 30, 2025	March 31, 2025
Noninterest-Bearing Demand Deposits	16%	15%

Interest-Bearing Deposits
Demand Deposits	14%	15%
Savings Deposits	12%	13%
Time Deposits	17%	17%
Total Deposits	15%	15%

The amounts listed above represent management's best estimate as of the respective period shown of uninsured deposits (either with balances above $250,000 or not collateralized by investment securities).

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Net Growth in DDA Accounts
Year	New DDA Accounts	Net Number of New Accounts	Percentage

2025	15,926	2,502	1.0%
2024	32,238	4,497	1.8%
2023*	31,745	4,768	1.9%
2022	28,442	4,544	1.9%
2021	32,800	8,860	3.8%
2020	30,360	6,740	3.0%
2019	32,040	3,717	1.7%
2018*	30,400	4,310	2.2%

* - amounts exclude accounts added in connection with the acquisitions of Poage Bankshares, Inc. (2018), Farmers Deposit Bancorp, Inc.(2018) and Citizens Commerce Bancshares, Inc. (2023).